                                                                    EXHIBIT 10.1

                       LIMITED WAIVER AND FOURTH AMENDMENT
                                       TO
                           REVOLVING CREDIT AGREEMENT

         This LIMITED WAIVER AND FOURTH AMENDMENT is made and entered into as of May 1, 2000 (this "Amendment"), among (a) TRANSPRO, INC., a Delaware corporation (the "Parent"), ALLEN HEAT TRANSFER PRODUCTS, INC., a Delaware corporation ("AHTP"), AHTP II, INC., a Delaware corporation ("AHTP II"), EVAP, INC. (f/k/a EI Acquisition Corp.), a Texas corporation ("EVAP" and collectively with Parent, AHTP and AHTP II, the "Original Borrowers"), GO/DAN INDUSTRIES, INC., a Delaware corporation ("GDI") and A/C PLUS, INC., a Texas corporation ("AC" and collectively with GDI and the Original Borrowers, the "Borrowers"), (b) FLEET NATIONAL BANK (f/k/a BankBoston, N.A.), a national banking association and the other lending institutions listed on Schedule 1 of the Credit Agreement (collectively, the "Banks") and (c) FLEET NATIONAL BANK, as agent (the "Agent") for the Banks. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement defined below.

         WHEREAS, the Original Borrowers, the Banks and the Agent have entered into the Revolving Credit Agreement, dated as of July 30, 1998 (as amended and in effect from time to time, the "Credit Agreement"), pursuant to which the Banks have extended credit to the Borrowers and the terms set forth therein;

         WHEREAS, the Parent or one or more of its Subsidiaries wishes to sell the assets of the Parent's so-called Crown division and the capital stock of Crown Canada described on Annex A attached hereto (collectively, the "Crown Assets");

         WHEREAS, Leggett & Platt, Incorporated (the "Buyer") wishes to purchase the Crown Assets for a purchase price of not less than $37,500,000 (the "Crown Sale");

         WHEREAS, the Borrowers have requested that the Banks and the Agent waive compliance with certain financial covenants for a period ending March 31, 2000 and other covenants to permit the Crown Sale and amend other provisions contained in the Credit Agreement and other Loan Documents; and

         WHEREAS, the Banks and the Agent have agreed to honor such requests upon the terms and subject to the conditions contained herein;

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         SECTION 1.     LIMITED WAIVER.

         (a) The Majority Banks hereby waive compliance with SectionSection10.1,
10.2 and 10.4 of the Credit Agreement For the period ending March 31, 2000. This waiver is limited to its express terms and shall not extend to any matters not specifically addressed hereby.

         (b) The Banks and the Agent hereby consent to the Crown Sale, to the release by the Agent of the Agent's security interest in the Crown Assets, and to the release from its guaranty of Crown Canada which is a Guarantor and all of whose capital stock is being sold as part of the Crown Assets, subject to the satisfaction of the following conditions,

                  (i) the net cash proceeds (the gross purchase price, net of industrial revenue bond obligations, pension adjustments, Canadian holdback and reasonable direct transactions cost) from the Crown Sale shall not be less than $26,320,000 (the "Net Cash Proceeds"),

                  (ii) the Net Cash Proceeds, if not paid directly to the Agent by the Buyer, shall, upon receipt by any Borrower or any Subsidiary of such cash proceeds, be forthwith paid to the Agent for application to the outstanding Revolving Credit Loans,

                  (iii) the Agent's security interest under the Security Documents shall attach, on a first perfected basis, to any non-cash proceeds of the Crown Sale, the Borrowers hereby agreeing to, and to cause any applicable Subsidiary to, deliver any such non-cash proceeds consisting of instruments or investment property, together with indorsements and stock powers executed in blank, to the Agent to hold as Collateral under the Security Documents and to take any other action as made by necessary or, in the opinion of the Agent, advisable for the Agent to perfect and to maintain its perfection and priority of such security interest,

                  (iv) the Agent shall be permitted to notify any Person of the Agent's security interest in any deferred or holdback portion of the purchase price of the Crown Assets, and cause such Person to agree to deliver to the Agent without further consent of the Borrowers and their Subsidiaries, for application to the outstanding Revolving Credit Loans, to such extent and at such time as delivery would otherwise be available to the Borrowers and their Subsidiaries,

                  (v) the Agent and its counsel shall have reviewed and shall be reasonably satisfied with the terms and conditions of the purchase and sale agreement for the Crown Sale,

                  (vi) no Default or Event of Default shall have occurred and shall be continuing at the time of the Crown Sale or would occur as a result thereof, and

                  (vii) the Crown Sale shall have been completed by May 9, 2000.

         (c) Upon satisfaction of the conditions set forth in Section 1(b) for the Crown Sale, the Agent is instructed by the Banks (a) to provide such Uniform Commercial Code or other releases and confirmations of releases of the Agent's security interest in the Crown Assets sold under the Crown Sale, (b) to provide any releases or confirmations of release of Crown Canada from its guaranty if all of its capital stock is comprised in the Crown Assets sold under the Crown Sale, and (c) if applicable, to deliver to the applicable Borrower or its nominee any certificated securities of Crown Canada's capital stock in the possession or under the control of the Agent. The Agent shall be entitled to assume that any factual condition set forth in Section 1(b), not evident from the Agent's own books and records, has been met unless the officers of the Agent active upon the Borrowers account have actual knowledge that such condition has not been met.

         SECTION 2. AMENDMENTS TO CREDIT AGREEMENT. The Amendments to the Credit Agreement set forth herein shall become effective as of the Crown Sale Date (as defined herein).

         SECTION 2.1    DEFINITIONS.

         (a) The following new definitions are hereby inserted in Section 1.1 of the Credit Agreement in their appropriate alphabetical order:

         "Crown Sale. Crown Assets acquired by Leggett & Platt, Incorporated under the Crown Asset Purchase Agreement."

         "Crown Sale Date. The date the Crown Sale is completed."

         "Crown Assets. All rights and interests of the assets and liabilities in the Crown and all issued and outstanding capital stock of Crown Canada."

         "Crown Asset Purchase Agreement. Asset Purchase Agreement, dated as of April 17, 2000, between Leggett & Platt, Incorporated, as buyer and the Parent, as seller."

         "Fleet. Fleet National Bank, a national banking association, in its individual capacity."

         (b) The definition of Agent's Head Office is hereby amended by deleting the word "Head" and replacing it with the word "Boston."

         (c) The definition of Applicable Margin is hereby amended by deleting the table set forth therein and replacing it with the following:

                                         APPLICABLE
                    TOTAL FUNDED         EURODOLLAR     APPLICABLE BASE                        LETTER OF
    LEVEL           DEBT/EBITDA            MARGIN          RATE LOAN       COMMITMENT FEE      CREDIT FEE
      I               >=3.00:1             2.250%            0.75%             0.375%            2.250%
      II              >=2.50:1             2.000%            0.50%             0.375%            2.000%
      III             >=2.00:1             1.750%            0.25%             0.375%            1.750%
      IV              >=1.50:1             1.500%            0.00%             0.375%            1.500%
      V                <1.50:1             1.250%            0.00%             0.250%            1.250%"

         (d) The definition of Borrowing Base is hereby amended by deleting the amount $20,000,000 and the date September 30, 1999 in Item (i) of the definition and replacing such amount with $12,500,000 and date with September 30, 2000, respectively, therein.

         SECTION 2.2.   AMENDMENT TO TOTAL COMMITMENT AND BORROWING BASE.

         (a) The Total Commitment is permanently reduced to $55,000,000.

         (b) Each of the Borrowers, the Banks and the Agent agrees to amend and restate Schedule 1 of the Credit Agreement in its entirety to read as set forth in the new Schedule 1 attached hereto.

         (c) If, on April 10, 2001, no Default or Event of Default exists, all references to the Borrowing Base and its related reporting requirements shall be eliminated and the Borrower's ability to borrow the Revolving Credit Loans shall not be limited by the Borrowing Base.

         SECTION 2.3. AMENDMENT TO SECTION 2.3.2(a) OF THE CREDIT AGREEMENT. Section (a) of the Credit Agreement is amended and restated in its entirety as follows:

                  "(a) Unless terminated earlier pursuant to the provisions of this Section 2.3, on each of the dates set forth in the table below (each such date being referred to as a "Reduction Date"), the Total Commitment shall be automatically and permanently reduced to the amount set forth opposite such date in the column headed "Commitment Amount" set forth below, as such Commitment Amount may be adjusted and in effect from time to time pursuant to this Section 2.3 whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages:

                  REDUCTION DATE                   COMMITMENT AMOUNT
                  December 31, 2000                $52,500,000

                  December 31, 2001                $47,500,000

                  December 31, 2002                $40,000,000.

                  On each Reduction Date there shall become absolutely and unconditionally due and payable, and the Borrowers hereby absolutely and unconditionally, jointly and severally, promise to pay to the Agent for the account of the Banks, the amount by which the sum of the aggregate principal amount of all Loans outstanding plus the Maximum Drawing Amount of all Letters of Credit and all Unpaid Reimbursement Obligations exceeds the Total Commitment after giving effect to the reduction of the Total Commitment as set forth herein. No reduction of the Total Commitment may be reinstated."

         SECTION 2.4.   AMENDMENT TO SECTION 4.1.1 OF THE CREDIT AGREEMENT.
Section 4.1.1 of the Credit Agreement is hereby amended by deleting the amount "$25,000,000" and replacing such amount with "$17,000,000."

         SECTION 2.5.   AMENDMENT TO SECTION 6.2 OF THE CREDIT AGREEMENT.
Section 6.2 of the Credit Agreement is hereby deleted in its entirety.

         SECTION 2.6.   AMENDMENT TO SECTION 9.5.1 OF THE CREDIT AGREEMENT.
Section 9.5.1 of the Credit Agreement is hereby amended deleting the word "and" and subpart (iv) in its entirety and replacing them with the following:

         "(iv) the total consideration constituting the total purchase price of all assets acquired in a single transaction shall not exceed $10,000,000 per annum and (v) the total consideration constituting the total purchase price of all assets acquired in all transactions after the Effective Date shall not exceed $15,000,000 per annum; provided, however, that the Parent shall demonstrate that the Parent is in pro forma compliance prior to completion of any transaction with the total consideration exceeding $5,000,0000."

         SECTION 2.7.   AMENDMENT TO SECTION 10.1 OF THE CREDIT AGREEMENT.
Section 10.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "10.1 LEVERAGE RATIO. The Borrowers will not permit the Leverage Ratio for the four consecutive fiscal quarters of the Parent ending during the periods described in the table set forth below to be greater than the ratio set forth opposite such period in such table:

                             PERIOD                       RATIO
         through June 30, 2000                           3.25:1
         July 1, 2000 - December 31, 2001                3.00:1
         January 1, 2002 - thereafter                    2.75:1

         Notwithstanding the provisions contained in the definition of Leverage Ratio, (a) Consolidated EBITDA shall be calculated excluding the Crown Asset and any contribution to Consolidated EBITDA attributed to the Crown Assets and (b) Consolidated Funded Debt for periods prior to the Crown Asset Sale Date shall be reduced by $30,352,000."

         SECTION 2.8.   AMENDMENT TO SECTION 10.2 OF THE CREDIT AGREEMENT.
Section 10.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "10.2. INTEREST COVERAGE RATIO. The Borrowers will not permit the Interest Coverage Ratio for the four consecutive fiscal quarters of the Parent ending during the periods described in the table set forth below to be lesser than the ratio set forth opposite such period in such table:

                              PERIOD                     RATIO
         through June 30, 2000                          1.40:1
         July 1, 2000 - September 30, 2000              1.75:1
         October 1, 2000 - December 31, 2001            2.25:1
         January 1, 2002 - thereafter                   2.50:1."

         Notwithstanding the provisions contained in the definition of Interest Coverage Ratio, (a) Consolidated EBIT shall be calculated excluding the Crown Asset and any contribution to Consolidated EBIT attributed to the Crown Assets and (b) Consolidated Total Interest Expense for periods prior to the Crown Asset Sale Date shall be reduced by $513,000 per quarter with a proportionate reduction for periods of less than a quarter."

         SECTION 2.9.   AMENDMENT TO SECTION 10.4 OF THE CREDIT AGREEMENT.
Section 10.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "10.4. LIABILITIES TO WORTH RATIO. The Borrowers will not at any time permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth to exceed 1.50 to 1."

         SECTION 2.10.  AMENDMENT TO SECTION 10.5 OF THE CREDIT AGREEMENT.
Section 10.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "10.5. CONSOLIDATED TANGIBLE NET WORTH. The Borrowers will not at any time permit Consolidated Tangible Net Worth to be less than (i) 90% of Consolidated Tangible Net Worth as of the month ending following the Crown Sale Date plus (ii) on a cumulative basis, 50% of positive Consolidated Net Income of each Fiscal Year subsequent to the Crown Sale Date plus (iii) 50% of Net Equity Proceeds."

         SECTION 3. AMENDMENT FEE. The Borrowers hereby agree to pay to the Agent, for the account of the Banks, a closing fee equal to $82,500 in the aggregate (the "Amendment Fee"). The Amendment Fee shall be shared pro rata by the Banks in accordance with their Commitments. The Amendment Fee shall be nonrefundable and fully earned as of the date hereof.

         SECTION 4. CONDITIONS TO EFFECTIVENESS. This Amendment shall not become effective unless on or prior to 5:00 p.m., Boston time, May 1, 2000 (the "Effective Date"):

         (a) This Amendment shall have been executed and delivered by each of the Borrowers, the requisite Banks and the Agent. For the purposes of Sections 1(a), 2.1(a), (b) and (d), 2.2(c), 2.5, 2.6, 2.7, 2.8, 2.9 and
2.10, the requisite

Banks are the Majority Banks. For purposes of Sections 1(b), 2.1(c), 2.2(a) and (b), 2.3 and 2.4, the requisite Banks are all of the Banks.

         (b) The Borrowers shall have paid the Amendment Fee to the Agent for the account of the Banks.

         (c) The Agent shall have received evidence satisfactory to it of appropriate corporate or other entity actions approving the terms and conditions set forth herein.

         (d) The Borrowers shall have paid or reimbursed the Agent for all of the fees and disbursements of the Agent's special counsel, which shall have been incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and the implementation of the transactions contemplated thereby.

         SECTION 5. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represent and warrant to the Banks and the Agent as follows:

         SECTION 5.1. REPRESENTATIONS AND WARRANTIES IN CREDIT AGREEMENT. Each of the representations and warranties of the Borrowers contained in the Credit Agreement as modified hereby or in any document or instrument delivered pursuant to or in connection with the Credit Agreement as modified hereby are true as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate solely and expressly to an earlier date) and, taking into account this Amendment, no Default or Event of Default has occurred and is continuing.

         SECTION 5.2. AUTHORITY, NO CONFLICTS, ETC. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the corporate authority of each of the Borrowers, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which each of the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to each Borrower so as to materially adversely affect the assets, business or any activity of such Borrower, and (iv) do not conflict with any provision of the corporate charter or bylaws of each of the Borrowers or any agreement or other instrument binding upon them. The execution, delivery and performance of this Amendment will result in valid and legally binding obligations of each of the Borrowers enforceable against each in accordance with the respective terms and provisions hereof.

         SECTION 6. RATIFICATION, ETC. This Amendment is limited to the waiver and amendments to the Credit Agreement set forth herein and upon the terms and subject to the conditions contained herein. Except as expressly stated herein, the Amendment, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment is a Loan Document.

         SECTION 7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument.

         SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE A CONTRACT UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF SAID JURISDICTION, WITHOUT REFERENCE TO CONFLICTS OF LAW, AND IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.


TRANSPRO, INC.

By:           /s/ Timothy E. Coyne
              ----------------------------------------
Name:         Timothy E. Coyne
Title:        V.P.

ALLEN HEAT TRANSFER PRODUCTS, INC.

By:           /s/ Timothy E. Coyne
              ----------------------------------------
Name:         Timothy E. Coyne
Title:        V.P.

AHTP II, INC.

By:           /s/ Timothy E. Coyne
              ----------------------------------------
Name:         Timothy E. Coyne
Title:        V.P.

EVAP, INC. (f/k/a EI Acquisition Corp.)

By:           /s/ Timothy E. Coyne
              ----------------------------------------
Name:         Timothy E. Coyne
Title:        V.P.

GO/DAN INDUSTRIES

By:           /s/ Timothy E. Coyne
              ----------------------------------------
Name:         Timothy E. Coyne
Title:        V.P.

A/C PLUS, INC.



By:           /s/ Timothy E. Coyne
              ----------------------------------------
Name:         Timothy E. Coyne
Title:        V.P.

FLEET NATIONAL BANK
(f/k/a BankBoston, N.A.), individually and as Agent

By:           /s/ Richard D. Briggs, Jr.
              ----------------------------------------
Name:         Richard D. Briggs, Jr.
Title:        Director

PEOPLE'S BANK

By:           /s/ Kevin R. Callahan
              ----------------------------------------
Name:         Kevin R. Callahan
Title:        Vice President

THE BANK OF NEW YORK

By:           /s/ Geraldine Turkington
              ----------------------------------------
Name:         Geraldine Turkington
Title:        Vice President

HARRIS TRUST AND SAVINGS BANK

By:           /s/ Michael Johnson
              ----------------------------------------
Name:         Michael Johnson
Title:        Vice President




BANK ONE , NA

By:           /s/ Jeff Lubatkin
              ---------------------------------------------------
Name:         Jeff Lubatkin
Title:        Vice President

                                     ANNEX A

         The "Purchased Assets" as defined Section 1.1. of that certain Asset Purchase Agreement dated as of April 17, 2000 between TransPro, Inc., a Delaware corporation, as seller and Leggett & Platt, Incorporated, a Missouri corporation, as buyer.

                                   SCHEDULE 1

                   Banks; Commitments; Commitment Percentages


                                                                                       Revolving Credit
                           Domestic and Eurodollar Lending        Commitment               Facility
          Banks            Office                                 Percentage
Fleet National Bank        100 Federal Street                       26.66666667%         $14,666,666.67
                           Boston, MA 02110
                           Fax No. (617) 434-0816

The Bank of New York       10 Mason Street                          23.33333333%         $12,833,333.33
                           Greenwich, CT  06830
                           Fax No.: (203) 863-2610

Harris Trust and Savings   111 West Monroe Street                   16.66666667%          $9,166,666.67
Bank                       Chicago, IL  60603
                           Fax No.: (312) 461-5225

Bank One, N.A.             153 West 51st Street                     20.00000000%         $11,000,000.00
                           New York, NY  10019
                           Fax No.: (212) 373-1180

People's Bank              Bridgeport Center                        13.33333333%          $7,333,333.33
                           850 Main Street
                           Bridgeport, CT  06604-4913
                           Fax No.: (203) 338-4781

Total                                                                    100.00%         $55,000,000.00